U.S.$3,500,000,000 REVOLVING TERM CREDIT FACILITY

CREDIT AGREEMENT

BETWEEN

POTASH CORPORATION OF SASKATCHEWAN INC.

as Borrower

AND

THE BANK OF NOVA SCOTIA,

ROYAL BANK OF CANADA,

BANK OF MONTREAL,

EXPORT DEVELOPMENT CANADA,

CANADIAN IMPERIAL BANK OF COMMERCE,

RABOBANK NEDERLAND, CANADIAN BRANCH,

THE TORONTO-DOMINION BANK,

BANK OF AMERICA, N.A., CANADA BRANCH,

HSBC BANK CANADA,

BANK OF TOKYO-MITSUBISHI UFJ (CANADA),

GOLDMAN SACHS LENDING PARTNERS LLC,

MORGAN STANLEY BANK, N.A.,

UBS AG CANADA BRANCH,

US BANK, NATIONAL ASSOCIATION, CANADA BRANCH,

SUMITOMO MITSUI BANKING CORPORATION OF CANADA,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

COMERICA BANK

and such other persons as become parties hereto

as Lenders

AND

THE BANK OF NOVA SCOTIA

as Agent of the Lenders

SECOND AMENDING AGREEMENT MADE AS OF MAY 24, 2013 TO THE CREDIT

AGREEMENT MADE AS OF DECEMBER 11, 2009 AS AMENDED BY THE FIRST

AMENDING AGREEMENT MADE AS OF SEPTEMBER 23, 2011

THE BANK OF NOVA SCOTIA

as Administrative Agent

THE BANK OF NOVA SCOTIA, BANK OF MONTREAL and RBC CAPITAL MARKETS

as Joint Lead Arrangers and Joint Bookrunners

BANK OF MONTREAL and ROYAL BANK OF CANADA

as Co-Syndication Agents

SECOND AMENDING AGREEMENT

THIS AGREEMENT is made as of May 24, 2013

BETWEEN:

POTASH CORPORATION OF SASKATCHEWAN INC., a

corporation subsisting under the laws of Canada (hereinafter referred to as the “Borrower”),

OF THE FIRST PART,

- and -

THE FINANCIAL INSTITUTIONS SET FORTH ON THE

SIGNATURE PAGES HEREOF UNDER THE HEADING

“LENDERS:” (hereinafter referred to collectively as the

“Lenders” and individually as a “Lender”),

OF THE SECOND PART,

- and -

THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as

agent of the Lenders (hereinafter referred to as the “Agent”),

OF THE THIRD PART.

WHEREAS Credit Agricole Corporate and Investment Bank (the “New Lender”) has agreed to provide a Commitment and to become a Lender in accordance with the terms of the Credit Agreement;

AND WHEREAS certain of the existing Lenders have agreed to increase their existing Commitments;

AND WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as hereinafter set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1. Interpretation

1.1. In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

“Agreement” means this agreement, as amended, modified, supplemented or restated from time to time.

“Credit Agreement” means the credit agreement made as of December 11, 2009 between the Borrower, certain of the Lenders and the Agent, as amended and supplemented by the first amending agreement made as of September 23, 2011.

1.2. Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.

1.3. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

2. Amendments and Supplements

2.1. Extension of Maturity Date. The definition of “Maturity Date” contained in Section 1.1 of the Credit Agreement is hereby amended to delete “December 11, 2016” therefrom and to substitute the date “May 31, 2018” therefor. The parties hereto confirm and agree that the Maturity Date shall be and is hereby extended to May 31, 2018.

2.2. Increase in Credit Facility. The existing definition of “Credit Facility” contained in Section 1.1 of the Credit Agreement is hereby amended to delete “U.S.$2,750,000,000” where it appears in the first line thereof and to substitute therefor the amount of “U.S.$3,500,000,000”. The parties hereto hereby confirm and agree that the maximum principal amount of the Credit Facility is hereby increased to U.S.$3,500,000,000 from U.S.$2,750,000,000.

2.3. Addition of New Lender.

(a)	Addition of New Lender. The parties hereto hereby confirm and agree that, from and after the date hereof, the New Lender shall be a Lender for all purposes of the Credit Agreement and the other Documents having the Commitment set forth opposite its name on Schedule A hereto and all references herein or therein to “Lenders” or a “Lender” shall be deemed to include the New Lender.

(b)	Novation of New Lender. The New Lender hereby agrees that it will be bound by the Credit Agreement and the other Documents as a Lender to the extent of its Commitment as fully as if it had been an original party to the Credit Agreement.

(c)	The Agent. Without in any way limiting the other provisions hereof, the New Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the provisions of the Credit Agreement.

(d)	Independent Credit Decision. The New Lender and, with respect to the increase in its Commitment, each Lender which has increased its Commitment pursuant hereto, acknowledges to the Agent that the New Lender and each Lender which has increased its Commitment pursuant hereto has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrower and its Subsidiaries, all of the matters and transactions contemplated herein and in the Credit Agreement and other Documents and all other matters incidental to the Credit Agreement and the other Documents. The New Lender and each Lender which has increased its Commitment pursuant hereto confirms with the Agent that it does not rely, and it will not hereafter rely, on the Agent:

(i)	to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower, its Subsidiaries or any other person under or in connection with the Credit Agreement and other Documents or the transactions therein contemplated (whether or not such information has been or is hereafter distributed to it by the Agent); or

(ii)	to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower and its Subsidiaries.

The New Lender and each Lender which has increased its Commitment pursuant hereto acknowledges to the Agent that a copy of the Credit Agreement (including a copy of the Schedules annexed thereto) has been made available to it for review and further acknowledges and agrees that it has received copies of such other Documents and such other information that it has requested for the purposes of its investigation and analysis of all matters related to this Agreement, the Credit Agreement, the other Documents and the transactions contemplated hereby and thereby. The New Lender and each Lender which has increased its Commitment pursuant hereto acknowledges to the Agent that it is satisfied with the form and substance of the Credit Agreement (as amended and supplemented hereby) and the other Documents.

(e)	Consent of Agent. The Agent hereby consents to the addition of the New Lender into the Credit Agreement as a Lender and agrees to recognize the New Lender as a Lender under the Credit Agreement as fully as if the New Lender had been an original party to the Credit Agreement.

2.4. New Schedule A; Revised Commitments. Schedule A to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto, inter alia, to increase the Commitment of certain Lenders to the amount set forth opposite its name on such new Schedule A and to set out the Commitment of the New Lender.

2.5. Increase in Accordion. Section 2.18(c) of the Credit Agreement is hereby amended to delete “U.S.$3,250,000,000” where it appears in the second line thereof and to substitute therefor the amount of “U.S.$4,000,000,000”.

2.6. Permitted Liens Cross-Reference. Section 13.4(a)(A) of the Credit Agreement is hereby amended to delete the phrase “Permitted Encumbrances” where it appears in the second line thereof and to substitute therefor the phrase “Permitted Liens”.

3. Fees

3.1. Extension Fees. The Borrower hereby agrees to pay to the Agent, for each existing Lender, a fee in United States Dollars in an amount equal to 0.073% of the Commitment of each such Lender prior to and without giving effect to the provisions hereof (including the increase in Commitments pursuant hereto).

3.2. Upfront Fees. The Borrower hereby agrees to pay to the Agent, for each Lender, a fee in United States Dollars in an amount equal to 0.25% of the increase in the Commitment of each such Lender pursuant to the provisions hereof (which shall include, for certainty, the entire Commitment of the New Lender).

4. Representations and Warranties

The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

(a)	Status and Power

It is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of Canada. It is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required, except where the failure to be so qualified would not have and would not reasonably be expected to have a Material Adverse Effect. It has all requisite capacity, power and authority to own, hold under licence or lease its properties necessary for the conduct of its business and to carry on its business as currently conducted. It has all requisite corporate capacity, power and authority to enter into and carry out the transactions contemplated by this Agreement.

(b)	Authorization and Enforcement

All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by the Borrower of this Agreement. It has duly executed and delivered this Agreement. This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower by the Agent and the Lenders in accordance with its terms, subject to the qualifications contained in the opinion of the Borrower’s counsel delivered pursuant to Section 5(c).

(c)	Compliance with Other Instruments

The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the charter or constating documents or by-laws of, or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Governmental Authority or any other party of which the failure to have received or obtained would have or would reasonably be expected to have a Material Adverse Effect.

The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or Lenders’ Counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.

5. Condition Precedent

The amendments and supplements to the Credit Agreement contained in herein shall be effective upon, and shall be subject to, the following conditions precedent:

(a)	the Borrower shall have paid to the Agent, for each Lender, all fees agree to in writing by the Borrower including the fees required to be paid pursuant to Sections 3.1 and 3.2 hereof;

(b)	the Borrower shall have delivered to the Agent a current certificate of compliance in respect of its jurisdiction of incorporation, certified copies of its constating documents, by-laws (or a certification there have been no changes to such documents since December 11, 2009) and the resolutions authorizing this Agreement and the transactions hereunder and an Officer’s Certificate as to the incumbency of the officers thereof signing this agreement;

(c)	the Agent and the Lenders shall have received legal opinions from counsel to the Borrower respecting this Agreement and the transactions contemplated hereby in form and substance as may be required by the Agent, acting reasonably;

(d)	no Default or Event of Default shall have occurred and be continuing and the representations and warranties contained in Section 8.1 of the Credit Agreement shall be true and correct in all material respects and the Borrower shall have delivered to the Agent an Officer’s Certificate confirming the same;

(e)	no consents, approvals or authorizations are required for the increase in the Credit Facility (except for those that have been unconditionally obtained and are in full force and effect, unamended) and the Borrower shall have delivered to the Agent an Officer’s Certificate confirming the same; and

(f)	(i) all obligations outstanding under the term credit agreement made as of September 25, 2001 between the Borrower, the persons party thereto as lenders and the Agent, as agent of such lenders (as amended and supplemented to the date hereof, the “Existing Term Credit Agreement”) shall have been paid or repaid, (ii) the Existing Term Credit Agreement shall be cancelled or matured and all guarantees and security entered into in connection therewith (if any) shall have been fully released and discharged and (iii) evidence of the foregoing satisfactory to the Agent, acting reasonably, shall have been received by the Agent.

The foregoing conditions precedent are inserted for the sole benefit of the Lenders and the Agent and may be waived in writing by the Lenders, in whole or in part (with or without terms and conditions).

6. Confirmation of Credit Agreement and other Documents

The Credit Agreement and the other Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Documents to which the Borrower is a party is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements in Section 2 hereof being effective from and as of the date hereof upon satisfaction of the conditions precedent set forth in Section 5 hereof.

7. Further Assurances

The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

8. Enurement

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

9. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Such executed counterparts may be delivered by facsimile or other electronic transmission and, when so delivered, shall constitute a binding agreement of the parties hereto.

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IN WITNESS WHEREOF the parties hereto have executed this Agreement.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Wayne Brownlee
Name:	Wayne Brownlee
Title:	Executive VP & CFO

By:	/s/ Denis Sirois
Name:	Denis Sirois
Title:	VP & Corporate Controller

LENDERS:

THE BANK OF NOVA SCOTIA

By:	/s/ Richard Lee
Name:	Richard Lee
Title:	Managing Director & IH

By:	/s/ Jeff Cebryk
Name:	Jeff Cebryk
Title:	Managing Director

ROYAL BANK OF CANADA

By:	/s/ Stan Fountoulakis
Name:	Stan Fountoulakis
Title:	Authorized Signatory

BANK OF MONTREAL

By:	/s/ Philip Langheim
Name:	Philip Langheim
Title:	Managing Director

By:	/s/ Sean Gallaway
Name:	Sean Gallaway
Title:	Vice President

EXPORT DEVELOPMENT CANADA

By:	/s/ Blake Curtis
Name:	Blake Curtis
Title:	Senior Associate

By:	/s/ Christiane de Billy
Name:	Christiane de Billy
Title:	Senior Financing Manager

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Kevin Charko
Name:	Kevin Charko
Title:	Executive Director

By:	/s/ Steve Nishimura
Name:	Steve Nishimura
Title:	Managing Director

RABOBANK NEDERLAND, CANADIAN BRANCH

By:	/s/ Raj Joshi
Name:	Raj Joshi
Title:	Vice President

By:	/s/ Valter Lourenco
Name:	Valter Lourenco
Title:	Vice President, Senior Credit Analyst

THE TORONTO-DOMINION BANK

By:	/s/ Tim Thomas
Name:	Tim Thomas
Title:	Managing Director

By:	/s/ Sanup Gupta
Name:	Sanup Gupta
Title:	Vice President & Director

BANK OF AMERICA, N.A., CANADA BRANCH

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

HSBC BANK CANADA

By:	/s/ Jean-Philippe Gariazzo
Name:	Jean-Philippe Gariazzo
Title:	Vice President

By:	/s/ Glen Chui
Name:	Glen Chui
Title:	Analyst

BANK OF TOKYO-MITSUBISHI UFJ (CANADA)

By:	/s/ Davis J. Stewart
Name:	Davis J. Stewart
Title:	Executive Vice President and General Manager

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A.

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

UBS AG CANADA BRANCH

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

US BANK, NATIONAL ASSOCIATION, CANADA BRANCH

By:	/s/ Joseph Rauhala
Name:	Joseph Rauhala
Title:	Principal Officer

SUMITOMO MITSUI BANKING CORPORATION OF CANADA

By:	/s/ Ming Chang
Name:	Ming Chang
Title:	Senior Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Francois Coussot
Name:	Francois Coussot
Title:	Managing Director

By:	/s/ Gary Herzog
Name:	Gary Herzog
Title:	Managing Director

COMERICA BANK

By:	/s/ E. Lee Jones
Name:	E. Lee Jones
Title:	Vice President

AGENT:

THE BANK OF NOVA SCOTIA, in its capacity as Agent

By:	/s/ Richard Lee
Name:	Richard Lee
Title:	Managing Director & IH

By:	/s/ Jeff Cebryk
Name:	Jeff Cebryk
Title:	Managing Director

SCHEDULE A

LENDERS AND COMMITMENTS

Lender	Commitment	Swingline Sub-Commitment

The Bank of Nova Scotia	Commitment: U.S.$400,000,000	Swingline Sub-Commitment: U.S.$125,000,000

Royal Bank of Canada	Commitment: U.S.$400,000,000	Swingline Sub-Commitment: U.S.$125,000,000

Bank of Montreal	Commitment: U.S.$400,000,000	Swingline Sub-Commitment: U.S.$125,000,000

Export Development Canada	Commitment: U.S.$175,000,000

Canadian Imperial Bank of Commerce	Commitment: U.S.$200,000,000	Swingline Sub-Commitment: U.S.$62,500,000

Rabobank Nederland, Canadian Branch	Commitment: U.S.$200,000,000

The Toronto-Dominion Bank	Commitment: U.S.$200,000,000	Swingline Sub-Commitment: U.S.$62,500,000

Bank of America, N.A., Canada Branch	Commitment: U.S.$200,000,000

HSBC Bank Canada	Commitment: U.S.$200,000,000

Bank of Tokyo-Mitsubishi UFJ (Canada)	Commitment: U.S.$200,000,000

Goldman Sachs Lending Partners LLC	Commitment: U.S.$150,000,000

Morgan Stanley Bank, N.A.	Commitment: U.S.$150,000,000

UBS AG Canada Branch	Commitment: U.S.$150,000,000

US Bank, National Association, Canada Branch	Commitment: U.S.$125,000,000

Sumitomo Mitsui Banking Corporation of Canada	Commitment: U.S.$125,000,000

Credit Agricole Corporate and Investment Bank	Commitment: U.S.$125,000,000

Comerica Bank	Commitment: U.S.$100,000,000